UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 25, 2009

Kansas City Southern
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

427 West 12th Street, Kansas City, Missouri		64105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-983-1303

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On February 25, 2009, Michael K. Borrows departed as the Senior Vice President and Chief Accounting Officer of Kansas City Southern (the "Company"). Mr. Borrows also previously served as the Company's principal accounting officer.

(c)

On March 2, 2009, the Company announced the appointment of Mary K. Stadler as Senior Vice President and Chief Accounting Officer effective March 2, 2009. Ms. Stadler will act as the Company's principal accounting officer. For further information, see the press release dated March 2, 2009 attached hereto as Exhibit 99.1.

Ms. Stadler, age 49, brings over 20 years of financial expertise to the Company. Ms. Stadler worked in various accounting and finance capacities for Sprint Corporation ("Sprint") from April 1990 through August 2008. Most recently, from December 2002 through August 2008, Ms. Stadler served as Vice President, Assistant Controller, for Sprint. In this capacity, Ms. Stadler was responsible for all corporate accounting operations, including revenue and inventory accounting, capital asset accounting, international accounting and general ledger systems for a company with over $62 billion in assets and over $36 billion in annual revenues. Ms. Stadler was accountable for maintaining financial records in accordance with United States' generally accepted accounting principles. In addition, Ms. Stadler was responsible financial reporting, including filings required by the Securities and Exchange Commission, earnings releases, investor related communications and various regulatory reports, for implementing and monitoring effective accounting controls, and for developing and implementing and monitoring accounting policies and fiscal authorization policies, and related compliance tools.

There are no family relationships between Ms. Stadler and any other officer or director of the Company nor was there any arrangement or understanding between Ms. Stadler and any other person pursuant to which she was appointed Senior Vice President and Chief Accounting Officer of the Company. Ms. Stadler is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Compensation and Organization Committee (the "Compensation Committee") of the Company's Board of Directors has approved an annual salary of $240,000 per year for Ms. Stadler. In addition, the Compensation Committee has approved the following equity awards for Ms. Stadler:

• 10,000 shares of restricted stock of the Company, which shall vest on the last business day of March 2014;

• A pro rata award under the Company's 2007-2009 long-term incentive program consisting of 1,666 shares of restricted stock of the Company and 2,638 target performance shares for the 2009 performance period, each of which shall vest on January 17, 2010; and

• The opportunity to purchase from the Company up to 1,000 shares of restricted stock of the Company on March 20, 2009, at a purchase price equal to the closing sales price of the Company's common stock on the New York Stock Exchange on such date, and receive two stock options to purchase Company stock for each restricted share purchased with an exercise price equal to the price paid for the restricted shares purchased.

Item 9.01 Financial Statements and Exhibits.

(d)

Press Release issued by Kansas City Southern, dated March 2, 2009, entitled "KCS Names Mary Stadler Senior Vice President and Chief Accounting Officer" is attached hereto as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

March 2, 2009	By:	/s/ Brian P. Banks

Name: Brian P. Banks
Title: Associate General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Kansas City Southern, dated March 2, 2009, entitled "KCS Names Mary Stadler Senior Vice President and Chief Accounting Officer."